Exhibit 23.3

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm of Regulus Therapeutics Inc.

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2009 Stock Incentive Plan, as amended of Alnylam Pharmaceuticals, Inc. of our report dated February 9, 2012, with respect to the financial statements of Regulus Therapeutics Inc., included in Alnylam Pharmaceuticals, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

August 6, 2013